Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Turbine Truck Engines, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three and nine month periods ended September 30, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2009

By:	/s/ Michael Rouse

Chief Executive Officer & Chairman of the Board (Principal Executive Officer and Principal Financial Officer)

By:	/s/ Rebecca A. McDonald

Principal Accounting Officer